UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd.
Irving,	Texas	75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
1.750% Senior Notes due 2023	FLR 23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 4, 2022, Fluor Corporation (the “Corporation”) issued a press release announcing that Japan Bank for International Cooperation (“JBIC”) through Japan NuScale Innovation, LLC (“JNI”), a special purpose investment entity that also includes JGC Holdings Corporation and IHI Corporation, has purchased a preferred equity position in NuScale Power, LLC (“NuScale”) for $110 million from the Corporation’s wholly owned subsidiary, Fluor Enterprises, Inc. The transaction is based on an approximate $1.9 billion equity valuation for NuScale.

After giving effect to JBIC’s investment and the currently pending merger of NuScale with Spring Valley Acquisition Corporation, JNI is expected to hold an approximate 8 to 9 percent ownership position in NuScale. JBIC’s investment is subject to review by the Committee on Foreign Investment in the United States, and can be rescinded if the committee does not approve the transaction or if the merger with Spring Valley is terminated or materially amended.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on April 4, 2022 announcing the sale of NuScale preferred equity to JBIC.
104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2022

FLUOR CORPORATION

By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Financial Officer and Secretary

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